P.O. BOX 9112
FARMINGDALE, NY 11735

THREE EASY WAYS TO VOTE YOUR PROXY.
To vote by Telephone		To vote by Internet		To vote by Mail
1) 2) 3)	Read the Proxy Statement and have this Proxy card at hand. Call 1-888-221-0697. Follow the recorded instructions.	1) 2) 3)	Read the Proxy Statement and have this Proxy card at hand. Go to Website www.proxyweb.com/TIAA-CREF Follow the on-screen instructions.	1) 2) 3) 4)	Read the Proxy Statement. Check the appropriate box on the reverse side. Sign and date the Proxy card. Return the Proxy card in the envelope provided.
IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

999 999 999 999 99	ß

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS PROXY SOLICITED BY THE BOARD OF TRUSTEES

By signing this form, I authorize Eugene Flood, Jr., E. Laverne Jones, and Maceo K. Sloan, singly or together, with power of substitution in each, to represent me and cast my vote at the TIAA-CREF Mutual Funds’ special meeting to be held on Tuesday, April 3, 2007 at 12:00 p.m. at 730 Third Avenue, New York, New York, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote FOR the approval of an Agreement and Plan of Reorganization and Termination.

ê

Date ______________________

Signature	(Sign in the Box)

When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate your full name and title.

ê	ê	TC MF - DH

ê	Please fill in box(es) as shown using black or blue ink or number 2 pencil.	☒	ê
PLEASE DO NOT USE FINE POINT PENS.

Unless you have voted by Internet or telephone, please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to MIS, TIAA-CREF’s tabulator, at P.O. Box 9112, Farmingdale, NY 11735. MIS has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot. If you vote by Internet or phone, your vote authorizes the proxies named on the front of your proxy card to cast your votes in the same manner as if you marked, signed, and returned your card. All votes cast by Internet, phone, or proxy card must be received by 4:00 p.m. (Eastern Time) on Monday, April 2, 2007. If you vote via the Internet or phone, please do NOT mail back your proxy card.

The Board of Trustees Recommends a Vote FOR the proposal.

		FOR	AGAINST	ABSTAIN

1.	The approval of an Agreement and Plan of Reorganization and Termination.	☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ê	TC MF - DH	ê

P.O. BOX 9132 FARMINGDALE, NY 11735

This form is your EzVote Consolidated Proxy. It reflects all of your accounts registered to the same Social Security or Tax I.D. number at this address. By voting and signing the Consolidated Proxy Card, you are voting all of these accounts in the same manner as indicated on the reverse side of the form.

999 999 999 999 99	ß

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS PROXY
SOLICITED BY THE BOARD OF TRUSTEES

By signing this form, I authorize Eugene Flood, Jr., E. Laverne Jones, and Maceo K. Sloan, singly or together, with power of substitution in each, to represent me and cast my vote at the TIAA-CREF Institutional Mutual Funds’ special meeting to be held on Tuesday April 3, 2007 at 12:00 at 730 Third Avenue, New York, New York, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote FOR the approval of an Agreement and Plan of Reorganization and Termination.

ê	Date _______________________, 200_

	Signature(s) (Joint owners)	(Sign in the Box)

Note: Please sign this proxy exactly as your name (or names) appears on this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

ê
	ê	TC - EZMF - DH

IF VOTING THE CONSOLIDATED PROXY CARD DO NOT SIGN, DATE OR RETURN THE INDIVIDUAL BALLOTS

THREE EASY WAYS TO VOTE
	To vote by Telephone		To vote by Internet		To vote by Mail
1) 2) 3)	Read the proxy statement and have the Consolidated Proxy Card at hand. Call 1-888-221-0697. Follow the recorded instructions.	1) 2) 3)	Read the proxy statement and have the Consolidated Proxy Card at hand. Go to www.proxyweb.com/TIAA-CREF Follow the on-line directions.	1) 2) 3) 4)	Read the Proxy Statement. Check the appropriate boxes on the reverse side. Sign and date the proxy card. Return the proxy card in the envelope provided.
IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

INDIVIDUAL BALLOTS
On the reverse side of this form (and on accompanying pages, if necessary) you will find individual ballots, one for each of your accounts. If you would wish to vote each of these accounts separately, sign in the signature box below, mark each individual ballot to indicate your vote, detach the form at the perforation above and return the individual ballots portion only.

		NOTE:	If you choose to vote each account separately, do not return the Consolidated Proxy Card above.

ê	ê	Date _______________________

Signature(s) (Joint owners)
(Sign in the Box)

Please sign this proxy exactly as your name or names appears on this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

		ê	TC - IND - DH
Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.

Unless you have voted by Internet or telephone, please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to MIS, TIAA-CREF’s tabulator, at P.O. Box 9112, Farmingdale, NY 11735. MIS has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot. If you vote by Internet or phone, your vote authorizes the proxies named on the front of your proxy card to cast your votes in the same manner as if you marked, signed, and returned your card. All votes cast by Internet, phone, or proxy card must be received by 4:00 p.m. (Eastern Time) on Monday, April 2, 2007. If you vote via the Internet or phone, please do NOT mail back your proxy card.

The Board of Trustees Recommends a Vote FOR the proposal.

		FOR	AGAINST	ABSTAIN

1.	The approval of an Agreement and Plan of Reorganization and Termination.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

TC-EZ-MF - DH

Ú     IF VOTING THE CONSOLIDATED PROXY CARD DO NOT SIGN, DATE OR RETURN THE INDIVIDUAL BALLOTS  Ú

INDIVIDUAL BALLOTS
NOTE: IF YOU HAVE USED THE CONSOLIDATED BALLOT ABOVE, DO NOT VOTE THE INDIVIDUAL BALLOTS BELOW.

000 0000000000 000 0 JOHN Q. PUBLIC 123 MAIN STREET ANYTOWN, MA 0203

FUND NAME PRINTS HERE
		FOR	AGAINST	ABSTAIN
1.	The approval of an Agreement and Plan of Reorganization and Termination.

000 0000000000 000 0 JOHN Q. PUBLIC 123 MAIN STREET ANYTOWN, MA 0203

FUND NAME PRINTS HERE
		FOR	AGAINST	ABSTAIN
1.	To approve a new investment management agreement between the Fund and Teachers Advisors, Inc.

000 0000000000 000 0 JOHN Q. PUBLIC 123 MAIN STREET ANYTOWN, MA 0203

	FUND NAME PRINTS HERE
		FOR	AGAINST	ABSTAIN
1.	To approve a new investment management agreement between the Fund and Teachers Advisors, Inc.	0	0	0

000 0000000000 000 0 JOHN Q. PUBLIC 123 MAIN STREET ANYTOWN, MA 0203

	TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
		FOR	AGAINST	ABSTAIN
1.	To approve a new investment management agreement between the Fund and Teachers Advisors, Inc.	0	0	0